Exhibit 99.2

Kingsway Financial Services Inc. Investor Day February 20, 2018

This presentation includes “forward - looking statements” within the meaning of Section 27 A of the Securities Act of 1933 and Section 21 E of the Securities Exchange Act of 1934 that are not historical facts, and involve risks and uncertainties that could cause actual results to differ materially from those expected and projected . Words such as “ expects,” “ believes,” “ anticipates,” “ intends,” “estimates,” “ seeks,” and variations and similar words and expressions are intended to identify such forward - looking statements . Such forward - looking statements relate to future events or future performance, but reflect Kingsway management’s current beliefs, based on information currently available . A number of factors could cause actual events, performance or results to differ materially from the events, performance and results discussed in the forward - looking statements . For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward - looking statements, please refer to the section entitled “Risk Factors” in the Company’s 2016 Annual Report on Form 10 - K . Except as expressly required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward - looking statements whether as a result of new information, future events or otherwise . All dollar amounts set forth in this presentation are in U . S . dollars unless stated otherwise . Kingsway Forward - looking Statements 2

Kingsway Representatives Larry G. Swets, Jr., CEO and Board Member (Co - Chief Capital Allocator) John T. Fitzgerald, President, COO and Board Member (Co - Chief Capital Allocator) William A. Hickey, Jr., Executive Vice President, CFO Hassan R. Baqar, Vice President Steve Harrison, President of Mendota Insurance Company Peter Dikeos, President of Trinity Warranty Services Gale Sommers, President of Professional Warranty Services Corporation Agenda ( 10:30 am – 1:30 pm ET / lunch to follow) 1. Opening Remarks 2. 2017 Operating Results 3. Sum of the Parts Discussion 4. Future Focus 3 Representatives and Agenda

Opening Remarks: Kingsway Philosophy Investor Day February 20, 2018 4

5 Integrity we do the right thing Intellectual Curiosity w e strive to be lifelong learners Continuous Improvement w e are driven to surpass what has already been achieved Teamwork w e operate in a team environment where egos have no place Kingsway Philosophy: Our Core Values

• Kingsway is a merchant bank with a focus on long - term value creation • We aspire to compound our book value per share by 15 to 20% annually over the long - term by operating Kingsway and its subsidiaries for the benefit of its stakeholders • Insurance and warranty industry assets provide a financial foundation enabling Kingsway to create a portfolio of attractive risk/reward opportunities Kingsway At - A - Glance (as of 02/16/2018) Ticker KFS (NYSE), KFS.TO (TSX) Stock Price $ 5.70 Shares Outstanding 1 21.708m Market Cap $123.74 m US Headquarters Itasca, Illinois Sector/Industry Financial, I nsurance Aligned Leadership • Board and Management team own a meaningful stake (40.4% of common equity) 2 • Board and Management team have invested over $16m in Kingsway since 2013 3 Long - term Value Creation • Over $ 880m 4 in net operating losses (“NOLs”) provide considerable value to profitable opportunities • Private market values match view of long - term value creation rather than market’s quarterly view Track Record of Success • IPO of Atlas Financial Holdings, Inc. (Nasdaq: AFH) • IPO of 1347 Property Insurance Holdings, Inc. (Nasdaq: PIH) • Merger of 1347 Capital Corp. (Nasdaq: TFSC) with Limbach Holdings (Nasdaq: LMB) • Sale of ARS following combination of two businesses 6 Kingsway Philosophy: Kingsway At - A - Glance

Utilization of insurance and warranty company investment portfolios and available net operating loss tax attributes to compound and enhance investment results Focus on understanding private market values, which better match long - term perspective Consider upside and downside probabilities, with focus on investing when weighted upside potential is multiples of the downside Focus on a 15 - 30 year perspective when creating/building value, while recognizing short - and near - term realities A Long - term Perspective Compounding Capital Asymmetric Risk/Reward Margin of Safety Private Market Values Compounding capital in the long term with investments/acquisitions/financings that offer asymmetric risk/reward potential with a margin of safety supported by private market values Looking for classic margin of safety as building value is not without its risks 7 Kingsway Philosophy: How We Build Value

Kingsway Philosophy: Our Compounding Formula • Kingsway invests in operating businesses that produce cash flow and ideally a gearing effect: ‘float’, access to permanent capital, tax - loss carryforwards, etc. • We use a classic value investment philosophy with an overlay of asymmetric risk/reward screen Invest Effectively • Kingsway is faced with competing interests: a need for capital to invest, a need to maintain adequate liquidity, a desire to not dilute our ownership, and a goal to preserve our NOLs • We need to carefully manage how we issue/repurchase shares and how we pay/raise debt to balance our liquidity needs with our compounding objectives Optimize Capital Structure • While Kingsway operating companies produce leverage for investing, they also need to produce significant operating income for us to achieve our long - term goals • We need to offset the annual headwind from the HoldCo expense structure for us to achieve superior returns Operate Efficiently 8 Invest Effectively Operate Efficiently Optimize Capital Structure Compound Capital

Kingsway Philosophy: Invest Effectively

The Kingsway Investment Machine


Businesses Owned
Passive Investments
Structure
Asymmetric Risk/Reward

Businesses Owned

- Businesses Owned are assets we acquire with Kingsway capital that produce operating cash flow
- On top of producing cash flow, we acquire these vehicles for investment leverage (float, permanent capital, etc.)

Interesting Opportunities

- Interesting Opportunities are episodic, passive investments where we have the opportunity to deploy leverage from Businesses Owned
- While not required to be undervalued assets, Interesting Opportunities must lay the foundation for Asymmetric Risk/Reward

Structure

- Creative structuring is a core strength of the management team at Kingsway
- We use structure to further tilt the Risk/Reward scales and compound the leverage effect of our investment in an interesting opportunity

Asymmetric Risk/Reward

- Asymmetric Risk/Reward begins with the right Interesting Opportunities, is compounded by the fact that we are investing leverage from Businesses Owned, and is amplified by appropriate Structure

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PWSC Kingsway uses a thin holding company structure to manage multiple operating companies Kingsway HoldCo 1) Will always be a small, lean team 2) Makes all capital allocation decisions • Capital allocation within OpCos • Acquisitions of new OpCos 3) Creates a structure and cadence of accountability with OpCos via the “Planning, Doing, Checking, Adjusting” (“PDCA”) cycle Mendota Trinity IWS Responsible for: • Day - to - Day operations • Development and execution of long - term strategic plans • Producing cash flow for HoldCo to allocate Strategic Accountability, Capital Allocation decisions Strategic execution, cash flow to allocate New OpCo New OpCo New OpCo New OpCo Responsible for: • Day - to - Day operations • Development and execution of long - term strategic plans • Producing cash flow for HoldCo to allocate 10 Kingsway Philosophy: Operate Efficiently

1. Focus on the Wildly Important 2. Act on Lead Measures 3. Keep a Compelling Scorecard 4. Create a Cadence of Accountability The PDCA Cycle Vision Strategic Plan; 3 - 5 year Strategy - Annual Improvement Priorities Monthly Review Annual Review Action Plans PLANNING IMPLEMENTATION (DOING) REVIEW (CHECKING) SELF DIAGNOSIS (ADJUSTING) 1 2 3 4 Kingsway Philosophy: Operate Efficiently 11

The Kingsway approach and current opportunities • Attract and retain shareholders who share our long - term goals and treat them like business partners • Issue equity only when we can do so at a premium to intrinsic value • Repurchase shares when the market allows us to do so at a discount to intrinsic value • Repurchase indebtedness if the market provides a significant discount opportunity • Use a conservative debt to equity ratio to enhance shareholder returns • Return capital to shareholders if no attractive investment alternatives exist Approach Opportunities • Consider taking on debt to lever returns when we have attractive investment opportunities • Remain mindful of increasing debt levels and repayment milestones Raise Debt • Issuing shares at a premium to intrinsic value: • Is accretive to book value • Provides fuel for reinvesting Issue Shares 12 Kingsway Philosophy: Optimize Capital Structure

2017 Operating Results Investor Day February 20, 2018 13

2017 Operating Results: Businesses Owned

Strategic Accountability, Capital Allocation decisions (solid arrow)

Strategic execution, cash flow to allocate (dashed arrow)

Kingsway Holding Company

CEO: Larry Swets
President: J.T. Fitzgerald

Operating Segments

- **Insurance Underwriting**
- **Extended Warranty**

Businesses Owned

Insurance Underwriting

Mendota Insurance
President: Steve Harrison
Description: Private passenger nonstandard auto insurance

Mendota INSURANCE

Extended Warranty

Trinity Warranty Services
President: Peter Dikeos
Description: Commercial HVAC warranty distributor and administrator

TRINITY

IWS Acquisition Corp.
President: Eric Wikander
Description: Vehicle service contracts administrator and obligor

IWS

Professional Warranty Service Corporation
President: Gale Sommers
Description: New home warranty administrator

Professional Warranty Service CORPORATION

2017 Operating Results: Overview

(All $ figures are in 000s)

2017 Highlights

- $18,052 full year operating loss
  - Driven by Insurance Underwriting segment operating loss of $20,606
  - Partially offset by Extended Warranty segment operating income of $3,957 and Leased Real Estate segment operating income of $3,099
- Insurance Underwriting segment operating loss of $20,606 primarily a result of $19,392 of unfavorable development related to accident years ("AY") 2016 and prior
- $8,487 Loss on change in fair value of debt as a result of rising risk-free rate and a narrowing implied credit spread
- $17,761 Income tax benefit primarily related to positive impact of Tax Cuts and Jobs Act on Kingsway's deferred income tax liability

	Three months ended December 31:		Years ended December 31:	
	2017	2016	2017	2016
Segment operating (loss) income:				
Insurance Underwriting	(17,006)	(8,004)	(20,606)	(8,202)
Extended Warranty	1,839	884	3,957	506
Leased Real Estate	785	(108)	3,099	627
Total segment operating loss	(14,382)	(7,228)	(13,550)	(7,069)
Net investment income	1,392	6,175	2,669	8,244
Net realized gains	663	418	3,771	360
Other-than-temporary impairment loss	(316)	(157)	(316)	(157)
Equity in net income (loss) of investees	772	(13)	2,115	(1,017)
Merchant banking transaction expenses, net	(1,233)	(280)	(2,195)	(825)
Adjusted operating loss	(13,104)	(1,085)	(7,506)	(464)
Equity in net (income) loss of investees	(772)	13	(2,115)	1,017
Corporate operating expenses and other*	(1,805)	(1,695)	(7,241)	(6,815)
Amortization of intangible assets	(286)	139	(1,152)	(1,242)
Contingent consideration benefit	-	-	212	657
Impairment of intangible assets	-	-	(250)	-
Operating loss	(15,967)	(2,628)	(18,052)	(6,847)
Equity in net income (loss) of investees	772	(13)	2,115	(1,017)
Interest expense not allocated to segments	(1,341)	(1,166)	(4,977)	(4,496)
Foreign exchange losses, net	(7)	(1)	(15)	(15)
Loss on change in fair value of debt	(2,718)	(4,845)	(8,487)	(3,721)
Gain on deconsolidation of subsidiary	-	-	-	5,643
Loss from continuing operations before income tax benefit	(19,261)	(8,653)	(29,416)	(10,453)
Income tax benefit	19,311	9,827	17,761	9,720
Income (loss) from continuing operations	50	1,174	(11,655)	(733)
Loss on liquidation of subsidiary, net of taxes	(494)	-	(494)	-
Gain on disposal of discontinued operations, net of taxes	-	131	1,017	1,255
Net (loss) income	(444)	1,305	(11,132)	522

*Note: Corporate operating expenses and other includes corporate operating expenses and stock-based compensation expense

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2017 Operating Results: Insurance Underwriting Segment (“Mendota”) Investor Day February 20, 2018 16

Mendota: Pros and Cons of the Nonstandard Auto Insurance Business

Mendota INSURANCE

Desired Industry Attributes	NSA Industry Advantages	NSA Industry Disadvantages
Large Industry	✓ Estimated $33 to $40 billion in annual premium[5]	
Growing	✓ Large markets follow population demographics; 6.4% 5-yr CAGR[6]	
Fragmented industry with several small players	✓ No single carrier in this segment writes more than 10% of premiums[7]	
High Barriers to Entry	✓ Regulatory requirements; capital requirements	
Investable 'float'	✓ Insurance premiums create float	
Predictably Profitable Recurring Revenue	✓ Renewal policies represent predictable recurring revenue	✓ NSA industry hasn't generated an underwriting profit since 2006.[6]; high turnover of insureds; underwriting profitability is cyclical.
Larger companies have advantages	✓ Scale advantages in fixed costs absorption, technological capabilities, and risk selection	✓ Scale advantages in fixed costs absorption, technological capabilities, and risk selection
Lightly Regulated		✓ Highly regulated on a state-by-state basis
Low Capital Intensity		✓ Capital Intensive
Non-cyclical		✓ Cyclically tied to wages/employment trends and inflation

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• Insurance Underwriting principally offers personal automobile insurance to drivers who do not meet the criteria for coverage by standard automobile insurers, or nonstandard a uto (“NSA”) insurance • We interchangeably refer to our insurance underwriting business as “Mendota” or “NSA”; when we refer to the insurance underwriting segment as such, we are referring to the active underwriting businesses including Mendota Insurance Company, Mendakota Insurance Company, and Mendakota Casualty Company, and we are excluding the voluntary runoff businesses 18 Mendota: Company Overview

Actively writing business Renewal policies only No underwriting activity 19 Mendota: Underwriting Coverage

50% 55% 60% 65% 70% 75% 80% 85% 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 Industry Loss Ratios 8 $0 $2 $4 $6 $8 $10 $12 $14 $16 2012 2013 2014 2015 2016 Premiums Written (billions) Industry Direct Premiums Written 8 NSA market faces some difficult headwinds Competitive Market Opportunities • Geographically concentrated. >50% of Private Passenger NSA premium comes from California, Texas and Florida 7 • Market is segmented by technological capability • Large national ‘standard’ auto insurers have become a major presence • Smaller regional pure - play NSA writers struggle to fend off adverse selection Severity Trends • Rising repair costs (labor and technology) • Escalating medical costs on BI claims Frequency Trends • Increased miles driven (economic growth + low gas prices) • Higher speed limits • Driver distractions • Deteriorating infrastructure Pricing Trends • States’ insurance departments have been granting larger rate increases due to poor underwriting results in NSA 20 Mendota: Industry Update

Mendota: 2017 Update 21 2017 Results • Insurance Underwriting segment operating loss of $20,606 • Insurance Underwriting segment operating loss before the impact of prior year development was $1,214 • Insurance Underwriting segment operating loss was driven by Loss and loss adjustment expenses of $120,790, primarily a result of $19,392 of unfavorable development related to accident years (“AY”) 2016 and prior • We are seeing positive trends in loss and loss adjustment expense ratios for AY 2017 • Actions taken in 2017 represent a turnaround effort • Insurance Underwriting segment adjusted operating loss of $15,675 9 reflects net investment income and net realized gains (All $ figures are in 000s) 2017 2016 2015 Segment revenues: Net premiums earned 130,443 127,608 117,433 Policy fee income 9,559 9,787 8,308 Other income 342 485 629 Total segment revenues 140,344 137,880 126,370 Segment operating expenses: Loss and allocated loss adjustment expenses 109,855 92,736 76,525 Unallocated loss adjustment expenses 10,935 11,648 10,530 Commissions and premium taxes 20,456 20,696 19,619 Bad debt expense 1,804 3,012 2,960 Investigation expense 2,324 2,603 2,266 General and administrative expenses 15,576 15,387 15,617 Total segment operating expenses 160,950 146,082 127,517 Segment operating loss (20,606) (8,202) (1,147) Net investment income 1,784 5,530 2,811 Net realized gains 3,463 295 1,185 Other-than-temporary impairment loss (316) (157) (10) Insurance Underwriting segment adjusted operating (loss) income 9 (15,675) (2,534) 2,839 Years ended December 31:

Mendota: 2017 Update (continued)

Mendota INSURANCE

A complete operations overhaul

Initiative	Accomplishment	Result	Still to Do
Process reorganization and software implementation	Consolidated multiple Policy and Claims Systems to new, advanced cloud-based platform (PolicyOne™)	1) Reduced Bad debt expense more than 35% 2) 8% increase in Policy fee income per policy over prior year	1) Complete policy system turnover and exit old systems contracts 2) Further reduce Bad debt expense 3) improve Policy fee income
Claims group reorganization and transition to new software system	1) Streamlined workflows and implemented new processes 2) Implemented new software 3) Reduced headcount 4) Outsourced First Notice of Loss and subrogation	1) Claims inventory down 12.9% 2) Increased claims closure production 3) Subrogation recoveries up 13% 4) Net return per vehicle up 50.1% 5) Improved payment accuracy	1) Exit old systems contracts 2) Further improve processes
Take rate in current hard market	Increased pricing in all markets, particularly key markets of CA, FL, TX	Premium per exposure increased 9.3%	Continue to take rate in this environment
Reconfigure sales model	Reduced sales staff and improved incentive alignment of variable comp	Increased volume and quality of premium while reducing overhead costs	Continue to incentivize *quality* premium, not just volume
Reduce ALAE expenses	Pushed photo method of inspection to full utilization	Reduced independent appraiser expense by $700k year-over-year	
Retain profitable customers	Improved billing cycle and reduced customer wait times	Renewal rates performing ahead of plan for 2017	Optimize mix of new and renewal business including new business restrictions in unprofitable geographies

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Net Premiums Earned per Exposure vs PIF 10 • Net premiums earned per exposure is steadily increasing, an indication of the rate improvements we are achieving each quarter • This improvement helps with general loss ratio trends • 2016 Policies in force (“PIF”) grew, an indication we were not taking rate fast enough • After taking rate in Q4 of 2016 we see a significant reduction in PIF 23 Mendota: Financial Performance 40 50 60 70 80 90 100 $100 $120 $140 $160 $180 $200 $220 $240 $260 $280 Policies in Force (thousands) Net Premiums Earned per Exposure Net Premiums Earned per Exposure vs. PIF 10 Policies in force (PIF) Net premiums earned per exposure 11% CAGR 12 $20 $25 $30 $35 $40 $45 $50 $55 $60 2015 2016 2017 Average Policy Fees per Policy Written 11 Average Policy Fees per Policy Written 11 • Average policy fees per policy is increasing at an 11% CAGR 12 • Modification of existing software platform driving higher policy fees per policy written • Full conversion to new policy administration software platform will allow us to further improve this metric

Loss and ALAE Ratio 13 • Operating challenges and turnover in 2016 created significant loss ratio deterioration • New management, new claims staff, and multiple initiatives driving improved Loss and ALAE results in AY 2017 Bad Debt Expense • Significant reduction in Bad debt expense from 2015 and 2016 levels despite increased Net premiums earned • Full cutover to new policy software platform should allow for further reductions 24 Mendota: Financial Performance (continued) 60.0% 62.0% 64.0% 66.0% 68.0% 70.0% 72.0% 74.0% 76.0% 78.0% 2014 2015 2016 2017 Loss and ALAE Ratio 13 - 22% CAGR 12 $0 $500,000 $1,000,000 $1,500,000 $2,000,000 $2,500,000 $3,000,000 $3,500,000 2015 2016 2017 Bad Debt Expense

Operating Expenses (%) 14 • Major reorganization at Mendota with a focus on cost containment and expense reduction • 2017 expenses impacted in Q1 2017 by restructuring charges 25 Mendota: Financial Performance (continued) 10.0% 15.0% 20.0% 25.0% 30.0% 2015 2016 2017 Operating Expenses (%) 14

26 What we will accomplish in 2018 How we will accomplish it Use reinsurance to immunize from underwriting volatility Enter into quota - share reinsurance to relieve capital strain and immunize balance sheet Continued improvement in Uncollected Premium Complete full cutover to PolicyOne TM policy and claims software platform Continued increase in Policy fee income per policy Complete full cutover to PolicyOne TM policy and claims software platform Continued increase in Net premiums earned per Exposure Implement selective premium caps and price increases Optimize mix of new and renewal business Underwriting risk selection and new business restrictions Grow premium in profitable geographies Launch a new state for production by year - end Improved underwriting result All of the above, plus a relentless focus on controllable expenses Mendota: 2018 Strategic Priorities

2017 Operating Results: Extended Warranty Segment Investor Day February 20, 2018 27

Extended Warranty Segment: Why We Like the Industry Desired Industry Attributes Warranty Industry Advantages Warranty Industry Disadvantages Large Industry x Estimated at over $44b per year 15 Growing x VSC sales growing at 13.5% CAGR since ’09 16 Fragmented industry with several small players x Management estimates that top companies in industry account for only 32.5% of revenue 17 High Barriers to Entry x Licensing/regulatory requirements; industry considered “too technical” by many Predictably profitable recurring revenue x Incredibly diversified; long - term, pre - paid contracts; admin market EBITDA margins estimated at 20% 16 Investable ‘float’ x Risk - taking warranty businesses produce float similar to insurance Lightly Regulated x Less regulated than insurance industry due to reinsurance requirements — regulation is at the reinsurance level Low Capital Intensity x Less capital intensive than insurance Larger companies have advantages x Larger companies have operational/competitive advantages Non - cyclical x Cyclically tied to housing, auto, credit cycles 28

Trinity Warranty Services: Overview • Trinity Warranty Services (“Trinity”) is a provider of warranty products and maintenance support to consumers and businesses in the heating, ventilation, air conditioning, standby generator, commercial LED lighting and refrigeration industries • Trinity distributes its warranty products, Extended Service Agreements (“ESA”), through original equipment manufacturers, HVAC distributors and commercial and residential contractors • Trinity distributes its maintenance support, Trinity National Accounts (“TNA”) directly through corporate owners of retail spaces throughout North America 29

Trinity Warranty Services: 2017 Update Initiative Accomplishment Result Still to Do Grow TNA Service fee and commission income to $8.3m 1) Rebuilt Performance and Development Plans (“ PDP”) and variable comp plans 2) Initiated new marketing campaign 1) TNA Service fee and commission income of $8.8m 1) Continue to roll out marketing campaign Expand ESA distribution through distributors and contractors; grow ESA Service fee and commission income 27% to $1.5m 1) Launched ESA focused marketing campaign targeting distributors and contracts 1) ESA Service fee and commission income of $1.8m 1) Continue to target major distributors and contractors Diversify TNA customer mix 1) Added new customers to help with customer concentration and mix 1) Customer concentration actually increased despite addition of new customers due to the outsized growth in Service fee and commission income from top 2 existing customers 1) Continue to add quality customers and focus on growing those customers to alleviate concentration Improve gross margins to 32.4% through pricing and incentives Held operating costs in line while producing significantly increased revenues 2017 gross margin of 35.7% 18 Continue to take advantage of scaling opportunities to further improve gross margins 30

Trinity Warranty Services: Financial Performance 31 $(1,500,000) $(1,000,000) $(500,000) $- $500,000 $1,000,000 $1,500,000 2015 2016 2017 EBITDA 21 0.0% 5.0% 10.0% 15.0% 20.0% 25.0% 30.0% 35.0% 40.0% 2015 2016 2017 Gross Margin (%) 18 $- $2,000,000 $4,000,000 $6,000,000 $8,000,000 $10,000,000 $12,000,000 2015 2016 2017 Service Fee and Commission Income 19 0.0% 10.0% 20.0% 30.0% 40.0% 50.0% 60.0% 2015 2016 2017 General and Admin. Expenses (%) 20

Trinity Warranty Services: 2018 Strategic Priorities 32 What we will accomplish in 2018 How we will accomplish it Continued growth in ESA segment Focused marketing campaign targeting HVAC distributors Improve Margin and diversify TNA segment Optimize pricing and add new non - retail accounts Ongoing focus on expense containment Operating leverage from existing infrastructure and fixed costs

IWS Acquisition Corp.: Overview • IWS Acquisition Corp. (“IWS”) is a licensed motor vehicle service agreement (“VSA”) company and is a provider of after - market vehicle protection services distributed by credit unions in 23 states and the District of Columbia to their members 33

IWS Acquisition Corp.: Underwriting Coverage Actively writing business No underwriting activity 34

IWS Acquisition Corp.: Industry Update 35 - 2,000,000 4,000,000 6,000,000 8,000,000 10,000,000 12,000,000 14,000,000 16,000,000 18,000,000 20,000,000 08 09 10 11 12 13 14 15 16 17 New Cars Sold 23 Industry Dynamics • Total new auto sales for 2017 fell to 17.1m units from 17.5m in 2016, the first year - over - year decline since 2009; new auto sales expected to slow to 16.7m units for 2018 as pent up demand fades away 24 • Used vehicle sales should reach 39.5m units in 2018 — a 1% increase from the expected 39.1m used vehicles that sold in 2017 25 • Data from CUNA Mutual Group shows credit unions held $335.4 billion in total car loans in September, up 13.7% from a year ago 24 • T his data, which excludes leases, shows credit unions‘ (“CUs”) share of auto lending was 30.3% in September 2017, up from 29.6% in June, 27.8% in September 2016 and 24.0% in September 2014 24 • 5,806 credit unions in operation; industry continues to consolidate 24 Competitive Market Opportunities • Credit unions shifting strategy to refocus on auto direct lending • Geographic expansion 2.4% CAGR 12 - 3.6% CAGR 12 60 70 80 90 100 110 120 3 4 5 6 7 8 9 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 Credit Union Members (millions) Credit Unions (thousands) Credit Unions and Credit Union Members 22 Credit Unions Credit Union Members

IWS Acquisition Corp.: 2017 Update 36 Initiative Result Still to Do Increase the number of credit union (“CU”) clients producing VSA from 56 to 62; grow in force VSA to 45,150 1) Average of 55 producing CU clients 2) 45,212 total in force VSA contracts 1) Continue to increase average monthly producing CUs Grow VSA volume by 8% with Product Information Center (“PIC”) continuing to grow proportional share 1) VSA funded volume grew 7.1% for the year 1) Continue to focus on growth from both existing and new customers Generate $23.2m in Service fee and commission income with >10% EBITDA margin 1) $18.9m of Service fee and commission income 2) 13.5% EBITDA margin 21 1) Continue to focus on growth without increasing cost structure

IWS Acquisition Corp.: Financial Performance 16,000,000 16,500,000 17,000,000 17,500,000 18,000,000 18,500,000 19,000,000 19,500,000 2015 2016 2017 Service Fee and Commission Income 19 35,000 37,000 39,000 41,000 43,000 45,000 47,000 49,000 2015 2016 2017 Average In Force Contracts 26 37 0% 5% 10% 15% 20% 25% 30% 35% 40% 45% 2015 2016 2017 Loss and LAE Ratio 27 0 500,000 1,000,000 1,500,000 2,000,000 2,500,000 3,000,000 2015 2016 2017 EBITDA 21

IWS Acquisition Corp.: Invested Assets $14,000,000 $16,000,000 $18,000,000 $20,000,000 $22,000,000 $24,000,000 $26,000,000 $28,000,000 2015 2016 2017 Total Investments, Cash and Cash Equivalents Dec . 31 38

IWS Acquisition Corp.: 2018 Strategic Priorities 39 What we will accomplish in 2018 How we will accomplish it Grow monthly VSA sales volume through continued penetration of CU channel Execute on pipeline of current opportunities; increase brand awareness and visibility Develop and refine new and existing products Focus on VSA terms and conditions; Develop home warranty product; refine flexible GAP program Increase EBITDA margins Grow into existing infrastructure and fixed cost base

Professional Warranty Service Corporation: Overview • Founded in January 1995, Professional Warranty Service Corporation (“PWSC”) is the leading provider of new home warranty products and administration services to home builders and homeowners across the U.S. • Since inception, the Company has provided new home warranty products and services for over 2,200 home builders and to over 1.3m homeowners throughout the U.S. • PWSC is headquartered in Chantilly, Virginia and currently has 34 employees • Acquired in October 2017 from large private equity fund in a non - competitive process • Purchase price of $10m plus transaction fees • PWSC does not currently bear any risk on its warranty products as the Company is an administrator and not an obligor or insurance company 40

Professional Warranty Service Corporation: Market Overview • While we do not attempt to forecast macro trends, the housing market is finally recovering from the post - crisis low point in 2011 • An estimated 608,000 new homes were sold in 2017. This is 8.3% above the 2016 figure of 561,000 28 • Housing demand is benefiting from a strong job market and still - low mortgage costs • First - time and younger home buyers are finding it challenging to enter the market given the shortage of available houses for sale and property price appreciation that is outpacing wage growth • Higher mortgage rates next year could further cut into affordability 0 20 40 60 80 100 120 140 1963 1965 1967 1969 1971 1973 1975 1977 1979 1981 1983 1985 1987 1989 1991 1993 1995 1997 1999 2001 2003 2005 2007 2009 2011 2013 2015 2017 New Homes sold per month (thousands) Monthly New Home Sales 28 Pre-Crash Bottom of Market Recovery New Home Sales 41

Professional Warranty Service Corporation: Investment Thesis 42 Thesis Rationale Future Plans Recurring revenue business with a strong ‘moat’ Diversified contractual revenue and great trade brand; partnerships with the leading homebuilders nationwide Continue to enhance product offering and service level to delight our homebuilder and homeowner customers A solid business with a history of predictable earnings The Company didn’t lose money even in the severest depths of the housing collapse Continue to take advantage of operating leverage to drive expanding bottom line Secular tailwinds in homeownership will provide tailwind US new home sales in early stages of recovery post - collapse and not yet back to long - term trend Monitor and respond to economic changes that might negatively impact housing recovery Opportunity to improve technology platform for enhanced customer experience Housing collapse delayed the company’s plans to upgrade policy, claims and data analytics systems Continue to i nvest in customer - facing and backend systems to improve customer experience and data analytics Opportunity for incremental growth with complementary product offering Systems and appliance extended warranty/service contract space is large and growing rapidly Develop and distribute systems and appliance product through existing homebuilder channel

Professional Warranty Service Corporation: Financial Performance 9% CAGR 12 40,000 45,000 50,000 55,000 60,000 65,000 70,000 75,000 80,000 2015 2016 2017 Enrollments 29,30 43 9.5% CAGR 12 $5,000,000 $5,500,000 $6,000,000 $6,500,000 $7,000,000 $7,500,000 $8,000,000 $8,500,000 $9,000,000 $9,500,000 $10,000,000 2015 2016 2017 Service Fee and Commission Income 19,29 30.0% 35.0% 40.0% 45.0% 50.0% 55.0% 60.0% 65.0% 70.0% 75.0% 2015 2016 2017 General and Admin. Expenses (%) 20,29 $1,000,000 $1,500,000 $2,000,000 $2,500,000 $3,000,000 $3,500,000 $4,000,000 $4,500,000 2015 2016 2017 EBITDA 21,29

Extended Warranty Segment: Summary Summary • Trinity has achieved profitability; both PWSC and IWS are growing • Implementation of Kingsway strategy and operating systems at PWSC is proceeding according to plan • Including full year earnings for PWSC, the Extended Warranty Segment produced $7.548m of EBITDA 21,29 in 2017 • We are actively seeking additional warranty acquisitions to add to the platform 44 103% CAGR 12 ($2,000,000) $0 $2,000,000 $4,000,000 $6,000,000 $8,000,000 2015 2016 2017 Segment EBITDA 21,29 TWS IWS PWSC Total 12.3% CAGR 12 $- $5,000,000 $10,000,000 $15,000,000 $20,000,000 $25,000,000 $30,000,000 $35,000,000 $40,000,000 $45,000,000 2015 2016 2017 Segment Service Fee and Commission Income 19,29 TWS IWS PWSC Total

Sum of the Parts Valuation Investor Day February 20, 2018 45

Shareholders’ Equity at 12.31.17 Valuation Method Observed Metric 31 Insurance Underwriting Segment $37,995 Multiple of GAAP book value $37,995 (GAAP book value) Extended Warranty Segment $8,570 Multiple of EBITDA $7,548 (EBITDA 21,29 ) Leased Real Estate Segment $30,294 Net Present Value N/A Asset Management Business (Argo) $626 Multiple of management fees $69 (2017 management fees) Holding Company Investments $25,206 GAAP carrying value $25,206 (GAAP carrying value) Net DTA Valuation Allowance $0 Discount of valuation allowance $174,812 (US valuation allowance) Net Other ($1,276) GAAP book value ($1,276) (GAAP book value) Net Assets $101,415 Sum of the Parts Trust Preferred Units $52,105 Fair Value $52,105 (fair value) Class A Preferred Stock $5,461 GAAP book value $5,461 (GAAP book value) Shareholders’ Equity $43,849 Sum of the Parts: Equity Values (All $ figures are in 000s ) 46

Sum of the Parts: Insurance Underwriting • Private market values for asset - intensive businesses like specialty insurance are focused on multiples of Book Value • Book Value is $37,995 which includes Intangible Asset of $ 7,553 • A profitable underwriting carrier combined with an MGA might provide for a hybrid valuation approach (All $ figures are in 000s) 47 Shareholders’ Equity at 12.31.17 Valuation Method Observed Metric 31 Insurance Underwriting Segment $37,995 Multiple of GAAP book value $37,995 (GAAP book value)

Sum of the Parts: Extended Warranty • Private market values for asset - light compounders like warranty are focused on multiples of pre - tax earnings and cash flow • 2017 EBITDA 21,29 was $7,548 • We believe EBITDA is an appropriate measure due to large, non - cash expenses related to amortization of purchase accounting intangibles • Growing businesses with negative working capital and investible float are attractive targets; we continue to seek acquisition opportunities (All $ figures are in 000s) 48 Shareholders’ Equity at 12.31.17 Valuation Method Observed Metric 31 Insurance Underwriting Segment $37,995 Multiple of GAAP book value $37,995 (GAAP book value) Extended Warranty Segment $8,570 Multiple of EBITDA $7,548 (EBITDA 21,29 )

Sum of the Parts: Leased Real Estate • In 2016, Kingsway invested $1,500 to acquire 81% of CMC Industries, Inc. • CMC owns a parcel of real property (approx. 192 acres) in Texas that is 100% leased to BNSF on a NNN basis • The property is subject to a mortgage with $176,136 of outstanding principal value as of 12/31/17; the mortgage is non - recourse to CMC and thus non - recourse to Kingsway; the mortgage has a balloon of $68,000 • Rental income exceeds debt service by $25,000 through the lease maturity in May, 2034 • The lease contains a tenant purchase right of $ 150,000 at the lease maturity in May, 2034 (All $ figures are in 000s) 49 Shareholders’ Equity at 12.31.17 Valuation Method Observed Metric 31 Insurance Underwriting Segment $37,995 Multiple of GAAP book value $37,995 (GAAP book value) Extended Warranty Segment $8,570 Multiple of EBITDA $7,548 (EBITDA 21,29 ) Leased Real Estate Segment $30,294 Net Present Value N/A

Sum of the Parts: Asset Management Business • Currently, Kingsway owns the g eneral partner of Argo Holdings Fund I (“Argo”), a fund of search funds • Asset management is an area of focus for future growth at Kingsway • We believe an appropriate valuation metric would be a multiple on the annual fees earned by the asset manager • Note: Argo asset management fees are included in Other income in Kingsway’s Consolidated statements of operations (All $ figures are in 000s) 50 Shareholders’ Equity at 12.31.17 Valuation Method Observed Metric 31 Insurance Underwriting Segment $37,995 Multiple of GAAP book value $37,995 (GAAP book value) Extended Warranty Segment $8,570 Multiple of EBITDA $7,548 (EBITDA 21,29 ) Leased Real Estate Segment $30,294 Net Present Value N/A Asset Management Business (Argo) $626 Multiple of management fees $69 (2017 management fees)

Sum of the Parts: Holding Company Investments • Includes: • Securities in 1347 Property Insurance Holdings, Inc. (Nasdaq: PIH) • 1347 Investors LLC units, which represents Kingsway’s ownership interest in Limbach Holdings (Nasdaq: LMB) common stock as a result of the successful merger with Kingsway’s SPAC, 1347 Capital Corp. (Nasdaq: TFSC), in July, 2016 • Itasca Capital Ltd. (TSXV: ICL) • Cash and other (All $ figures are in 000s) 51 Shareholders’ Equity at 12.31.17 Valuation Method Observed Metric 31 Insurance Underwriting Segment $37,995 Multiple of GAAP book value $37,995 (GAAP book value) Extended Warranty Segment $8,570 Multiple of EBITDA $7,548 (EBITDA 21,29 ) Leased Real Estate Segment $30,294 Net Present Value N/A Asset Management Business (Argo) $626 Multiple of management fees $69 (2017 management fees) Holding Company Investments $25,206 GAAP carrying value $25,206 (GAAP carrying value)

Sum of the Parts: Net DTA Valuation Allowance • The Company's operations have generated operating losses in prior years; these NOLs exceed $ 880,000 which can be used to offset future earnings for tax purposes 4 • The NOLs expire between 2026 and 2037 • There is reasonable uncertainty that the NOLs will be consumed before they expire • The company has calculated US net deferred tax assets of $174,812, primarily as a result of its US NOLs, at a US corporate in com e tax rate of 21% • The Company maintains a full valuation allowance against its US net deferred tax assets (“DTAs”) • We believe a reasonable valuation mechanism would be to multiply the total US net DTAs by a probability of realization (All $ figures are in 000s) 52 Shareholders’ Equity at 12.31.17 Valuation Method Observed Metric 31 Insurance Underwriting Segment $37,995 Multiple of GAAP book value $37,995 (GAAP book value) Extended Warranty Segment $8,570 Multiple of EBITDA $7,548 (EBITDA 21,29 ) Leased Real Estate Segment $30,294 Net Present Value N/A Asset Management Business (Argo) $626 Multiple of management fees $69 (2017 management fees) Holding Company Investments $25,206 GAAP carrying value $25,206 (GAAP carrying value) Net DTA Valuation Allowance $0 Discount of valuation allowance $174,812 (US valuation allowance)

Sum of the Parts: Net Other • General intercompany accounts (All $ figures are in 000s) 53 Shareholders’ Equity at 12.31.17 Valuation Method Observed Metric 31 Insurance Underwriting Segment $37,995 Multiple of GAAP book value $37,995 (GAAP book value) Extended Warranty Segment $8,570 Multiple of EBITDA $7,548 (EBITDA 21,29 ) Leased Real Estate Segment $30,294 Net Present Value N/A Asset Management Business (Argo) $626 Multiple of management fees $69 (2017 management fees) Holding Company Investments $25,206 GAAP carrying value $25,206 (GAAP carrying value) Net DTA Valuation Allowance $0 Discount of valuation allowance $174,812 (US valuation allowance) Net Other ($1,276) GAAP book value ($1,276) (GAAP book value)

Sum of the Parts: Trust Preferred Units • Trust Preferred Units (“ TruPs ”), across 6 tranches, have spreads to LIBOR ranging from +3.85% to +4.20% • Kingsway maintains the option to defer interest payments for up to 5 years • The principal value of the TruPs is $90,500 • Kingsway carries the TruPs at $ 52,105 using Fair Value methodology in our disclosures (All $ figures are in 000s) 54 Shareholders’ Equity at 12.31.17 Valuation Method Observed Metric 31 Trust Preferred Units $52,105 Fair Value $52,105 (fair value)

Sum of the Parts: Class A Preferred Stock • Kingsway issued Class A Preferred shares in 2014 • The Class A shares have a liquidation preference but no other preference in the capitalization of KFS • The Class A Preferred is convertible into common shares at a conversion price of $4 per common share • Preferred dividends do not convert into common — preferred dividends are forfeited at conversion (All $ figures are in 000s) 55 Shareholders’ Equity at 12.31.17 Valuation Method Observed Metric 31 Trust Preferred Units $52,105 Fair Value $52,105 (fair value) Class A Preferred Stock $5,461 GAAP book value $5,461 (GAAP book value)

Future Focus: Building Upon Our Foundation Investor Day February 20, 2018 56

Future Focus: 2018 Action Plan • Invest in, acquire, or create: • Operating businesses in warranty • Permanent capital vehicles or funds in asset management to leverage investment skills over a larger base • Harvest investment gains to produce cash for reinvestment Invest Effectively • If we believe there are investable opportunities that require additional capital: • Raise debt • Issue shares at a premium to intrinsic value • Manage our Debt - to - Equity ratio Optimize Capital Structure • Produce operating income for reinvestment by: • Finish improvement objectives at operating companies • Enhance existing operations • Practice what we preach by scrutinizing HoldCo Expenses to minimize headwind Operate Efficiently 57 Invest Effectively Operate Efficiently Optimize Capital Structure Compound Capital

• Kingsway provides an opportunity to invest in a diverse pool of insurance and warranty businesses led by experienced leadership team with a history of success • Through our merchant bank platform, we have the opportunity to capitalize on changing markets through a variety of funding and investing vehicles • Kingsway plans to leverage its relationships and assets to opportunistically seek new sources of revenue and earnings in order to return value to shareholders Compounding Capital with a Long - Term Perspective Asymmetric Risk / Reward Opportunities Aligned Management Structure Key Takeaways 58

Contact Us

Kingsway Financial Services Inc.

Investor Day
February 20, 2018

Investor Relations

Hassan Baqar
Kingsway Financial Services Inc.
1.847.700.8064
hbaqar@kingswayfinancial.com

Adam Prior
The Equity Group
1.212.836.9606
aprior@equityny.com

59

1) “Shares Outstanding” is the total number of common shares issued and outstanding and excludes any restricted common shares and restricted common stock units. 2) The common equity referred to here, and the ownership stake, is inclusive of common shares outstanding and restricted common shares and restricted common stock units. “Management team” refers to the Named Executive Officers listed in the Kingsway Financial Services Inc. Management Information Circular and Proxy Statement Dated April 28, 2017. 3) Board and Management investments in Kingsway largely consist of purchases made in: the 2013 Rights Offering, the 2014 Private Placement, the exercise of Series A Warrants, the open market, and via the Kingsway Employee Stock Purchase Plan. 4) “NOLs” is defined as U.S. net operating loss carryforwards for the Kingsway America II Inc. Tax group and does not include net operating loss tax carryforwards relating to other groups. Refer to Note 18 in the section entitled “Notes to Consolidated Financial Statements” of Kingsway’s Annual Report on For m 10 - K for the year ended December 31, 2016 for a detailed explanation of the nature, quantity, and expiration of our NOLs. 5) Source: Conning Research, “Personal Lines Consumer Markets Annual: The Accelerating Pace of Change”, 2015 6) Source : AM Best, “Best’s Special Report: Despite Top Line Growth, U.S. Nonstandard Auto Results Continue to Deteriorate”, July 2017 7) Source: Insurance Journal, “Nonstandard Auto Insurance Market Is Not For Everybody”, 2015. 8) Source: Best’s Special Report, A.M. Best Company, Inc , “Despite Top Line Growth, U.S. Nonstandard Auto Results Continue to Deteriorate”, 2017. 9) For a reconciliation of “Insurance Underwriting segment adjusted operating (loss) income” see Appendix 2. 10) “Net Premiums Earned per Exposure” is calculated by dividing the total N et premiums earned (per quarter) by the total earned exposures per quarter. “Exposure” is calculated by multiplying the policy by the number of vehicles by the number of coverages by the duration of the policy (in months) then di vid ing by 12. For example, 1 policy for 1 car with 2 coverages with a 6 month policy duration would equal 1 exposure (1*1*2*6/12=1 exposure). “Policies in force” (“PIF”) is defin ed as policies where Mendota has an in force legal exposure for potential claims and is still earning a pro - rata share of the policy revenue. 11) “Average Policy Fees per Policy Written” is calculated by dividing the total Policy fee income in a year by the Policies Written in the same year. “Policies Written” is defined as the number of insurance policies sold in a year. See Appendix 2 for Policy fee income detail. 12) “CAGR” or Compound Annual Growth Rate is defined as the mean annual growth rate of a figure over a specified period of time l ong er than one year. 13) “ Loss and ALAE Ratio” is defined as accident year Loss and accident year Allocated loss adjustment expenses (“ALAE”) divided by accident year Net premiums earned . 14) “Operating Expenses (%)” is calculated by dividing Unallocated loss adjustment expenses (“ULAE”) and General and administrati ve expenses by Net premiums earned. See Appendix 2 for detail. 15) Source : Warranty Week, “Service Contract Market Size”, 2018 16) Source: Colonnade Advisors, “U.S. Vehicle Service Contract Administration Industry Market Commentary — July 2013”, 2013. 17) Management’s estimate is based on a consolidation of multiple warranty segment IBISworld industry reports. 18) “Gross Margin (%)” is calculated by dividing the Gross operating margin by the Service fee and commission income. For a reconciliation of Gross Margin please see Appendix 4. Appendix 1: Footnotes 60

Appendix 1: Footnotes (continued) 19) See Appendix 4. 20) “General and Admin. Expenses (%)” is calculated by dividing the General and administrative expenses by Service fee and commis sio n income. See appendix 4 . 21) “ EBITDA” is defined as net income before interest expense, income tax expenses, depreciation expense, and amortization expense and other adjustments. “EBITDA margin” is defined as EBITDA divided by service fee and commission income. For reconciliations of EBITDA and EBITDA margin see appendices 3 and 4. 22) Source : National Credit Union Administration (“NCUA”) “Annual Report”, 2007 - 2017; NCUA “Industry at a Glance”, 2017; 2017 data is as of Q3. 23) Source: Statista, “Light vehicle retail sales in the United States from (1977 to 2017)” 24) Source: CUNA Mutual Group, “Credit Union Trends Report”, 2018 25) Source: National Automobile Dealers Association, “NADA Forecasts 16.7 Million New - Vehicle Sales in 2018”, 2017. 26) “Average In Force Contracts” is calculated by taking the average of the total in force contracts each month for the 12 months en ding December 31 st . “In Force Contracts” is defined as contracts where IWS has an in force legal exposure for potential claims and is still earning a pro - rata share of the contract revenue. 27) “Loss and LAE Ratio” is defined as the Loss and loss adjustment expenses for the year divided by the Service fee and commission income . 28) Source: Federal Reserve Bank of St. Louis, “New One Family Houses Sold: United States”, 2017. 29) Figures include data and financial results from before Kingsway’s acquisition of Professional Warranty Service Corporation (“PWSC”); these figures are intended to show historical performance of PWSC and are solely for illustrative purposes. 30) “Enrollments” are defined as the total number of new home warranties that Professional Warranty Service Corporation administe rs that are initiated in a given year . 31) “Observed Metric” represents a financial metric reported in or derived from Kingsway’s consolidated statements of operations or consolidated balance sheets. 61

Appendix 2: Insurance Underwriting segment adjusted operating (loss) income reconciliation 62 2017 2016 2015 Segment revenues: Net premiums earned 130,443 127,608 117,433 Policy fee income 9,559 9,787 8,308 Other income 342 485 629 Total segment revenues 140,344 137,880 126,370 Segment operating expenses: Loss and allocated loss adjustment expenses 109,855 92,736 76,525 Unallocated loss adjustment expenses 10,935 11,648 10,530 Commissions and premium taxes 20,456 20,696 19,619 Bad debt expense 1,804 3,012 2,960 Investigation expense 2,324 2,603 2,266 General and administrative expenses 15,576 15,387 15,617 Total segment operating expenses 160,950 146,082 127,517 Segment operating loss (20,606) (8,202) (1,147) Net investment income 1,784 5,530 2,811 Net realized gains 3,463 295 1,185 Other-than-temporary impairment loss (316) (157) (10) Insurance Underwriting segment adjusted operating (loss) income (15,675) (2,534) 2,839 Extended Warranty segment operating income 3,957 506 (628) Leased Real Estate segment operating income 3,099 627 - Net investment income not allocated to Insurance Underwriting segment 885 2,714 144 Net realized gains not allocated to Insurance Underwriting segment 308 65 12 Amortization of intangible assets (1,152) (1,242) (1,244) Contingent consideration benefit 212 657 1,139 Impairment of intangible assets (250) - - Other income and expenses not allocated to segments, net (9,436) (7,640) (3,790) Operating loss (18,052) (6,847) (1,528) Interest expense not allocated to segments (4,977) (4,496) (5,278) Foreign exchange losses, net (15) (15) (1,215) (Loss) gain on change in fair value of debt (8,487) (3,721) 1,458 Gain (loss) on deconsolidation of subsidiaries - 5,643 (4,420) Equity in net income (loss) of investees 2,115 (1,017) (339) Loss from continuing operations before income tax (benefit) expense (29,416) (10,453) (11,322) Income tax (benefit) expense (17,761) (9,720) 93 Loss from continuing operations (11,655) (733) (11,415) Loss on liquidation of subsidiary, net of taxes (494) - - Income from discontinued operations, net of taxes - - 1,417 Gain on disposal of discontinued operations, net of taxes 1,017 1,255 11,267 Net (loss) income (11,132) 522 1,269 Years ended December 31: (All $ figures are in 000s)

Appendix 3-A: Extended Warranty Segment EBITDA Reconciliation—2017

	Reported Results				Pro-Forma Results	
2017	**Trinity**	**IWS**	**PWSC**	**Total**	**PWSC [1]**	**Total [2]**
EBITDA	$ 1,036,003	$ 2,548,739	$ 916,231	$ 4,500,973	$ 3,962,808	$ 7,547,550
Net investment income and net realized gains (losses) included in EBITDA	$ (30)	$ (442,137)		$ (442,167)		$ (442,167)
Interest, Depreciation and Amortization	$ (14,683)	$ (67,716)	$ (19,173)	$ (101,572)	$ (81,292)	$ (163,691)
Operating (loss) income	**$ 1,021,290**	**$ 2,038,886**	**$ 897,058**	**$ 3,957,234**	**$ 3,881,516**	**$ 6,941,692**
Insurance Underwriting segment operating loss				(20,604,953)		
Leased Real Estate segment operating income				3,098,482		
Net investment income				2,668,751		
Net realized gains				3,771,047		
Other-than-temporary impairment loss				(316,578)		
Amortization of intangible assets				(1,152,397)		
Contingent consideration benefit				212,160		
Impairment of intangible assets				(250,000)		
Other income and expenses not allocated to segments, net				(9,435,219)		
Operating loss				(18,051,473)		
Interest expense not allocated to segments				(4,976,730)		
Foreign exchange losses, net				(15,132)		
Loss on change in fair value of debt				(8,485,929)		
Equity in net income of investees				2,114,857		
Loss from continuing operations before income tax benefit				(29,414,406)		
Income tax benefit				(17,760,339)		
Loss from continuing operations				(11,654,067)		
Loss on liquidation of subsidiary, net of taxes				(493,866)		
Gain on disposal of discontinued operations, net of taxes				1,017,461		
Net loss				(11,130,472)		

Notes:

1) Represents PWSC results for the twelve months ended December 31, 2017.

2) Represents (a) Kingsway's Extended Warranty segment for the twelve months ended December 31, 2017 less (b) PWSC for the period of Kingsway's ownership from October 12, 2017 through December 31, 2017 plus (c) PWSC for the twelve months ended December 31, 2017.

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2016 Trinity IWS PWSC Total PWSC 1 Total 2 EBITDA (117,597)$ $ 1,846,802 -$ $ 1,729,205 $ 2,560,868 $ 4,290,073 Extraordinary expenses - severance and an agreement with former owners -$ (941,157)$ -$ (941,157)$ $ (941,157) Net investment income and net realized gains (losses) included in EBITDA (40)$ (141,981)$ (142,021)$ $ (142,021) Interest, Depreciation and Amortization (15,724)$ (123,806)$ -$ (139,530)$ (122,696)$ $ (262,226) Operating (loss) income (133,361)$ 639,858$ -$ 506,497$ 2,438,172$ 2,944,669$ Insurance Underwriting segment operating loss (8,201,615) Leased Real Estate segment operating income 627,007 Net investment income 8,243,988 Net realized gains 360,635 Other-than-temporary impairment loss (157,190) Amortization of intangible assets (1,242,366) Contingent consideration benefit 656,998 Other income and expenses not allocated to segments, net (7,641,567) Operating loss (6,847,613) Interest expense not allocated to segments (4,495,283) Foreign exchange losses, net (14,285) Loss on change in fair value of debt (3,721,220) Gain on deconsolidation of subsidiary 5,642,931 Equity in net loss of investees (1,018,265) Loss from continuing operations before income tax (benefit) expense (10,453,735) Income tax benefit (9,719,984) Loss from continuing operations (733,751) Gain on disposal of discontinued operations, net of taxes 1,254,730 Net income 520,979 Reported Results Pro-Forma Results Appendix 3 - B: Extended Warranty Segment EBITDA Reconciliation — 2016 64 Notes: 1) Represents PWSC results for the twelve months ended December 31, 2016 . 2) Represents (a) Kingsway’s Extended Warranty segment for the twelve months ended December 31, 2016 plus (b) PWSC for the twelve months ended December 31, 2016.

2015 Trinity IWS PWSC Total PWSC 1 Total 2 EBITDA (1,339,348)$ 880,856$ -$ $ (458,492) $ 2,289,308 $ 1,830,816 Net investment income and net realized gains (losses) included in EBITDA (40)$ (6,128)$ -$ $ (6,168) (6,168)$ Interest, Depreciation and Amortization (18,749)$ (144,853)$ -$ $ (163,602) (87,766)$ (251,368)$ Operating (loss) income (1,358,137)$ 729,875$ -$ (628,262)$ 2,201,542$ 1,573,280$ Insurance Underwriting segment operating loss (1,147,610) Leased Real Estate segment operating income - Net investment income 2,955,361 Net realized gains 1,197,296 Other-than-temporary impairment loss (9,954) Amortization of intangible assets (1,243,901) Contingent consideration benefit 1,139,345 Impairment of intangible assets - Other income and expenses not allocated to segments, net (3,787,760) Operating loss (1,525,485) Interest expense not allocated to segments (5,278,489) Foreign exchange losses, net (1,214,853) Gain on change in fair value of debt 1,458,466 Loss on deconsolidation of subsidiary (4,420,354) Equity in net loss of investees (339,813) Loss from continuing operations before income tax (benefit) expense (11,320,528) Income tax expense 92,876 Loss from continuing operations (11,413,404) Income from discontinued operations, net of taxes 1,506,421 Gain on disposal of discontinued operations, net of taxes 11,177,444 Net income 1,270,461 Reported Results Pro-Forma Results Appendix 3 - C: Extended Warranty Segment EBITDA Reconciliation — 2015 65 Notes: 1) Represents PWSC results for the twelve months ended December 31, 2015. 2) Represents (a) Kingsway’s Extended Warranty segment for the twelve months ended December 31, 2015 plus (b) PWSC for the twelve months ended December 31, 2015.

Appendix 4-A: Extended Warranty Segment Loss and LAE Ratio, Gross Margin (%), and General and Admin. Expenses (%) Reconciliation—2017

	Reported Results				Pro-Forma Results	
2017	**Trinity**	**IWS**	**PWSC**	**Total**	**PWSC [1]**	**Total [2]**
Service fee and commission income	$ 10,572,653	$ 18,910,747	$ 2,425,825	$ 31,909,225	$ 9,345,954	$ 38,829,354
- Loss and loss adjustment expenses	$ -	$ 5,190,804	$ -	$ 5,190,804	$ -	$ 5,190,804
- Commission expense	$ 252,553	$ 4,277,551	$ 19,858	$ 4,549,962	$ 83,283	$ 4,613,387
- Bad debt expense	$ 12,715			$ 12,715		
- Cost of services sold	$ 6,535,107	$ -	$ -	$ 6,535,107	$ -	$ 6,535,107
Gross operating margin	$ 3,772,278	$ 9,442,392	$ 2,405,967	$ 15,620,637	$ 9,262,671	$ 22,477,341
- General and administrative expenses	$ 2,824,575	$ 7,520,967	$ 1,508,909	$ 11,854,451	$ 5,466,159	$ 15,811,701
+ Other income	$ 73,587	$ 117,461	$ -	$ 191,048	$ 85,005	$ 276,053
Operating (loss) income	**$ 1,021,290**	**$ 2,038,886**	**$ 897,058**	**$ 3,957,234**	**$ 3,881,516**	**$ 6,941,692**
Insurance Underwriting segment operating loss				$ (20,604,953)		
Leased Real Estate segment operating income				3,098,482		
Net investment income				2,668,751		
Net realized gains				3,771,047		
Other-than-temporary impairment loss				(316,578)		
Amortization of intangible assets				(1,152,397)		
Contingent consideration benefit				212,160		
Impairment of intangible assets				(250,000)		
Other income and expenses not allocated to segments, net				(9,435,219)		
Operating loss				(18,051,473)		
Interest expense not allocated to segments				(4,976,730)		
Foreign exchange losses, net				(15,132)		
Loss on change in fair value of debt				(8,485,929)		
Equity in net income of investees				2,114,857		
Loss from continuing operations before income tax benefit				(29,414,406)		
Income tax benefit				(17,760,339)		
Loss from continuing operations				(11,654,067)		
Loss on liquidation of subsidiary, net of taxes				(493,866)		
Gain on disposal of discontinued operations, net of taxes				1,017,461		
Net loss				$ (11,130,472)		

Notes:

1) Represents PWSC results for the twelve months ended December 31, 2017.

2) Represents (a) Kingsway's Extended Warranty segment for the twelve months ended December 31, 2017 less (b) PWSC for the period of Kingsway's ownership from October 12, 2017 through December 31, 2017 plus (c) PWSC for the twelve months ended December 31, 2017.

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Appendix 4-B: Extended Warranty Segment Loss and LAE Ratio, Gross Margin (%), and General and Admin. Expenses (%) Reconciliation—2016

2016	Reported Results: Trinity	Reported Results: IWS	Reported Results: PWSC	Reported Results: Total	Pro-Forma Results: PWSC [1]	Pro-Forma Results: Total [2]
Service fee and commission income	$ 6,529,374	$ 17,702,833	$ -	$ 24,232,207	$ 7,735,438	$ 31,967,645
- Loss and loss adjustment expenses	$ -	$ 5,224,864	$ -	$ 5,224,864	$ -	$ 5,224,864
- Commission expense	$ 217,256	$ 3,648,798	$ -	$ 3,866,054	$ 50,324	$ 3,916,378
- Bad debt expense	$ 38,064			$ 38,064		
- Cost of services sold	$ 4,193,407	$ -	$ -	$ 4,193,407	$ -	$ 4,193,407
Gross operating margin	$ 2,080,647	$ 8,829,171	$ -	$ 10,909,818	$ 7,685,114	$ 18,594,932
- General and administrative expenses	$ 2,296,155	$ 8,389,968	$ -	$ 10,686,123	$ 5,406,505	$ 16,092,628
+ Other income	$ 82,147	$ 200,655	$ -	$ 282,802	$ 159,563	$ 442,365
Operating (loss) income	**$ (133,361)**	**$ 639,858**	**$ -**	**$ 506,497**	**$ 2,438,172**	**$ 2,944,669**
Insurance Underwriting segment operating loss				(8,201,615)		
Leased Real Estate segment operating income				627,007		
Net investment income				8,243,988		
Net realized gains				360,635		
Other-than-temporary impairment loss				(157,190)		
Amortization of intangible assets				(1,242,366)		
Contingent consideration benefit				656,998		
Other income and expenses not allocated to segments, net				(7,641,567)		
Operating loss				(6,847,613)		
Interest expense not allocated to segments				(4,495,283)		
Foreign exchange losses, net				(14,285)		
Loss on change in fair value of debt				(3,721,220)		
Gain on deconsolidation of subsidiary				5,642,931		
Equity in net loss of investees				(1,018,265)		
Loss from continuing operations before income tax benefit				(10,453,735)		
Income tax benefit				(9,719,984)		
Loss from continuing operations				(733,751)		
Gain on disposal of discontinued operations, net of taxes				1,254,730		
Net income				$ 520,979		

Notes:

1) Represents PWSC results for the twelve months ended December 31, 2016.

2) Represents (a) Kingsway's Extended Warranty segment for the twelve months ended December 31, 2016 plus (b) PWSC for the twelve months ended December 31, 2016.

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Appendix 4-C: Extended Warranty Segment Loss and LAE Ratio, Gross Margin (%), and General and Admin. Expenses (%) Reconciliation—2015

	Reported Results				Pro-Forma Results	
2015	**Trinity**	**IWS**	**PWSC**	**Total**	**PWSC [1]**	**Total [2]**
Service fee and commission income	$ 5,911,020	$ 17,054,475	$ -	$ 22,965,495	$ 7,801,777	$ 30,767,272
- Loss and loss adjustment expenses	$ -	$ 5,757,076	$ -	$ 5,757,076	$ -	$ 5,757,076
- Commission expense	$ 158,773	$ 2,995,807	$ -	$ 3,154,580	$ 64,357	$ 3,218,937
- Bad debt expense	$ 51,063			$ 51,063		
- Cost of services sold	$ 4,043,696	$ -	$ -	$ 4,043,696	$ -	$ 4,043,696
Gross operating margin	$ 1,657,488	$ 8,301,592	$ -	$ 9,959,080	$ 7,737,420	$ 17,696,500
- General and administrative expenses	$ 3,016,921	$ 7,942,232	$ -	$ 10,959,153	$ 5,607,384	$ 16,566,537
+ Other income	$ 1,296	$ 370,515	$ -	$ 371,811	$ 71,505	$ 443,316
Operating (loss) income	**$ (1,358,137)**	**$ 729,875**	**$ -**	**$ (628,262)**	**$ 2,201,542**	**$ 1,573,280**
Insurance Underwriting segment operating loss				(1,147,610)		
Leased Real Estate segment operating income				-		
Net investment income				2,955,361		
Net realized gains				1,197,296		
Other-than-temporary impairment loss				(9,954)		
Amortization of intangible assets				(1,243,901)		
Contingent consideration benefit				1,139,345		
Impairment of intangible assets				-		
Other income and expenses not allocated to segments, net				(3,787,760)		
Operating loss				(1,525,485)		
Interest expense not allocated to segments				(5,278,489)		
Foreign exchange losses, net				(1,214,853)		
Gain on change in fair value of debt				1,458,466		
Loss on deconsolidation of subsidiary				(4,420,354)		
Equity in net loss of investees				(339,813)		
Loss from continuing operations before income tax expense				(11,320,528)		
Income tax expense				92,876		
Loss from continuing operations				(11,413,404)		
Income from discontinued operations, net of taxes				1,506,421		
Gain on disposal of discontinued operations, net of taxes				11,177,444		
Net income				$ 1,270,461		

Notes:

1) Represents PWSC results for the twelve months ended December 31, 2015.

2) Represents (a) Kingsway's Extended Warranty segment for the twelve months ended December 31, 2015 plus (b) PWSC for the twelve months ended December 31, 2015.

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